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                        CONSENT OF INDEPENDENT AUDITORS

       We consent to the incorporation by reference in the Registration Statement (No. 333-91599) of IKON Receivables, LLC (the "Registrant") and in the Preliminary Prospectus Supplement of the Registrant dated May 19, 2000 (the "Preliminary Prospectus Supplement") relating to the Registrant's Lease-Backed Notes, Series 2000-1, via the Form 8-K of the Registrant dated May 22, 2000, of our report dated January 21, 2000 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 1999 and 1998, and for each of the years in the three-year period ended on December 31, 1999, which report appears in the Form 10-K of Ambac Financial Group, Inc. which was filed with the Securities and Exchange Commission on March 30, 2000 and to the reference to our firm under the heading "Experts" in the Preliminary Prospectus Supplement.


                                                      /s/ KPMG LLP


New York, New York
May 22, 2000